Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Form 10/A of our report dated September 18, 2013, except for Note 6, which is dated November 4, 2013 with respect to the audited consolidated financial statements of Embarr Downs, Inc. for the year ended August 31, 2013 and 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

November 4, 2013